EXHIBIT 99.1

        FIFTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT dated as of June 6, 2006 (this “Amendment”) among VOLT FUNDING CORP. (the “Seller”), THREE RIVERS FUNDING CORPORATION (“TRFCO”) and VOLT INFORMATION SCIENCES, INC. (“Volt”).

W I T N E S S E T H:

        WHEREAS, the Seller, TRFCO and Volt are parties to a Receivables Purchase Agreement dated as of April 12, 2002, as amended by a First Amendment to Receivables Purchase Agreement dated as of June 3, 2002, a Second Amendment to Receivables Purchase Agreement dated as of March 31, 2004, a Third Amendment to Receivables Purchase Agreement dated as of April 8, 2005 and a Fourth Amendment to Receivables Purchase Agreement dated as of January 17, 2006 (as amended to date, the “RPA”);

        WHEREAS, the parties desire to amend the RPA;

        NOW, THEREFORE, the parties agree as follows:

SECTION 1.   DEFINITIONS

        Defined terms used herein and not defined herein shall have the meanings assigned to such terms in the RPA.

SECTION 2.   AMENDMENT OF RPA

        The parties hereto agree that, effective as provided in Section 3 hereof, the first recital of the RPA shall be amended by adding the language “PS Payrolling, Ltd., a Delaware corporation,” after the language “Volt Management Corp., a Delaware corporation,” set forth therein.

SECTION 3.   CONDITIONS PRECEDENT

        Upon execution and delivery of this Amendment by the parties hereto, the amendments set forth herein shall become effective, automatically and without any further approval, consent or other action by any party hereto, upon the date TRFCO shall have received confirmation from each rating agency rating its commercial paper notes that such rating agency will not reduce, withdraw or suspend its then current rating as a result of this Amendment or the transactions contemplated hereby. TRFCO shall provide the Seller and Volt with prompt notice of the occurrence of the effectiveness of this Amendment.

SECTION 4.   GOVERNING LAW

        THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS RULES (OTHER THAN SECTION 5-1401 OF NEW YORK’S GENERAL OBLIGATIONS LAW).

SECTION 5.    EXECUTION IN COUNTERPARTS

        This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6.    CONFIRMATION OF AGREEMENT

        Each of the parties to the RPA agree that, except as amended hereby, the RPA shall continue in full force and effect. The Seller and Volt hereby represent and warrant that, after giving effect to the effectiveness of this Amendment, their respective representations and warranties contained in the RPA are true and correct upon and as of such effectiveness with the same force and effect as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers as of the day and year first above written.

VOLT FUNDING CORPORATION By: /s/ Howard B. Weinreich Howard B. Weinreich Senior Vice President

VOLT INFORMATION SCIENCES, INC. By: /s/ Ludwig M. Guarino Ludwig M. Guarino Senior Vice President

THREE RIVERS FUNDING CORPORATION By: /s/ Bernard J. Angelo Bernard J. Angelo Senior Vice President